Exhibit 3.19

BYLAWS

OF

MERCHANDISING SUPPORT SERVICES, INC.

a Nevada corporation

ARTICLE ONE

OFFICES

1.1 Registered Office and Agent. The registered office and registered agent of the Company will be as designated from time to time by the appropriate filing by the Company in the office of the Secretary of State of the State of Nevada.

1.2 Other Offices. The Company may also have offices elsewhere, both within and without the State of Nevada, as the Board of Directors of the Company may from time to time determine or as the business of the Company may require.

ARTICLE TWO

SHAREHOLDERS

2.1 Annual Meeting. An Annual Meeting of Shareholders of the Company will be held each calendar year on the date and at the time and place as designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. If the date chosen for the meeting is a legal holiday, then the meeting will be held on the following business day, at the time specified in the notice or waiver of notice of the meeting. At such meeting, the Shareholders will elect directors and transact such other business as may properly be brought before the meeting.

2.2 Special Meeting. A special meeting of the Shareholders may be called at any time by the Chairman of the Board of the Company, the President of the Company, the Board of Directors or the holders of a majority of all shares of capital stock of the Company issued and outstanding and entitled to vote. The date, time and place of the special meeting are to be designated by the person(s) calling the meeting and must be stated in the notice of the special meeting or in a duly executed waiver of notice of such meeting. Only the business stated or indicated in the notice of the special meeting or in a duly executed waiver of notice of the meeting may be conducted at the special meeting.

2.3 Place of Meetings. Meetings of Shareholders will be held at the principal office of the Company unless another place, within or without the state of Nevada, is designated.

2.4 Notice. Except as otherwise provided by law, written or printed notice stating the place, day and time of each meeting of the Shareholders and, in case of a special meeting, the purpose(s) for which the meeting is called, must be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the

President, the Secretary or the officer or person(s) calling the meeting, to each Shareholder of record entitled to vote at the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the Shareholder at his address as it appears on the Company records.

2.5 Quorum. The holders of a majority of the outstanding shares entitled to vote on a matter, present in person or by proxy, will constitute a quorum at any meeting of Shareholders. If a quorum shall not be present, in person or by proxy, at any meeting of Shareholders, the Shareholders entitled to vote at the meeting and who are present, in person or by proxy, may adjourn the meeting. At any adjourned meeting at which a quorum is present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than 30 days or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each Shareholder of record entitled to vote at the adjourned meeting.

2.6 Required Vote. In all matters, including the election of directors of the Company, the affirmative vote of the majority of shares present in person or represented by proxy at a meeting at which a quorum is present, and entitled to vote on the subject matter, will be the act of the Shareholders.

2.7 Method of Voting; Proxies. Except as otherwise provided in the Certificate of Incorporation or by law, each outstanding share is entitled to one vote on each matter submitted to a vote of Shareholders. Elections of directors need not be by written ballot. At any meeting of Shareholders, each Shareholder having the right to vote or to express consent or dissent to corporate action in writing without a meeting may do so either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact or any other means permitted by law. No proxy will be valid after three years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy will be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy will be revocable unless it expressly provides that it is irrevocable and is coupled with an interest sufficient in law to support an irrevocable power or is otherwise made irrevocable by law.

2.8 Record Date.

(a) Meetings of Shareholders. In order that the Company may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date may not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date may not be more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) Dividends; Distributions; Other Actions. In order for the Company to determine the Shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date may not precede the date upon which the resolution fixing the record date is adopted, and which record date may not be more than 60 days prior to such action. If no record date is fixed, the record date for determining Shareholders for any such purpose will be at the close of business on the day of which the Board of Directors adopts the resolution relating thereto.

2.9 Conduct of Meeting. The Chairman of the Board, if such office has been filled, and if not or if the Chairman of the Board is absent or otherwise unable to act, the President will preside at all meetings of Shareholders, The Secretary will keep the records of each meeting of Shareholders. In the absence or inability to act of any such officer, the officer’s duties shall be performed by the officer given the authority to act for the absent or non-acting officer under these Bylaws or by some person(s) appointed at the meeting.

2.10 Consent of Shareholders in Lieu of Meeting. Except as otherwise provided by law or by the Certificate of Incorporation, any action required to be taken, or which may be taken, by law, the Certificate of Incorporation or these Bylaws, at any annual or special meeting of Shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent(s) in writing, setting forth the action taken, is signed by the holders of shares of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted, provided that (a) such consent is executed and delivered in a manner consistent with Nevada law and (b) prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent is given to those Shareholders who have not consented in writing.

ARTICLE THREE

DIRECTORS

3.1 Management. The business and affairs of the Company will be managed by and under the Board of Directors. Subject to the restrictions imposed by law, the Certificate of Incorporation or these Bylaws, the Board of Directors may exercise all the powers of the Company.

3.2 Number; Election; Term; Qualification. The number of directors that shall constitute the entire Board of Directors shall be not less than one (1). The first board shall consist of three directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the Shareholders at the annual meeting. The directors will be elected at an annual meeting of Shareholders at which a quorum is present and in accordance with the provisions for election of directors set forth in these Bylaws. Each director chosen in this manner will hold office until the first annual meeting of Shareholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation or removal from office. No director need be a Shareholder of the Company or a Nevada resident.

3.3 Change in Number. A decrease in the number of directors constituting the entire Board of Directors will not have the effect of shortening the term of any incumbent director.

3.4 Removal and Resignation. At any meeting of Shareholders any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors.

3.5 Vacancies and New Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such Increase), the Court of Chancery may, upon application of any Shareholder or Shareholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

3.6 Regular Meetings; Offices. Regular meetings of the Board of Directors may be held without notice at such times and places, and the Board may have an office(s) in such place(s), within or without the State of Nevada, as designated from time to time by resolution of the Board of Directors and communicated to all directors.

3.7 Special Meetings; Notice. Special meetings of the Board of Directors will be held whenever called by the Chairman of the Board, the President or any director. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Unless limited by law, by the Certificate of incorporation or by the Bylaws, any and all business may be transacted at any special meeting of directors.

3.8 Attendance; Unanimous Vote. At all meetings of the Board of Directors, a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at a meeting, the directors present or any director solely present may adjourn the meeting, without further notice other than an announcement at the meeting until a quorum shall be present.

3.9 Presumption of Assent. A director of the Company who is present at any meeting of the Board of Directors at which action on any Company matter is taken will be presumed to have assented to the action unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or forwards any dissent by certified or registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action.

3.10 Compensation. The Board of Directors has the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the Board of Directors; provided, however, that nothing contained herein be construed to preclude any director from serving the Company in any other capacity or receiving compensation therefore.

3.11 Action without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing, and the writing(s) are filed with the minutes of proceedings of the Board.

ARTICLE FOUR

GENERAL PROVISIONS RELATING TO MEETINGS

4.1 Waiver of Notice. Whenever any notice is required to be given by law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person(s) entitled to such notice, whether before or after the time notice should have been given, shall be equivalent to the giving of such notice. Attendance of a Shareholder or director at a meeting will constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

4.2 Telephone and Similar Meetings. Shareholders or directors may hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting will constitute presence in person at the meeting, except where a person participates for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE FIVE

OFFICERS

5.1 Number; Titles; Election; Term of Office. The officers of the Company will be a President, a Secretary and any other officers as the Board of Directors may from time to time elect or appoint, including a Chairman of the Board, one or more Vice Presidents and a Treasurer. Unless otherwise specified by these Bylaws or by resolution of the Board of Directors, at the first meeting of the Board of Directors after each annual meeting of Shareholders at which a quorum is present, the Board of Directors shall elect the officers. Each officer will hold office until his successor has been duly elected and qualified, until his death, or until he resigns or has been removed in the manner provided here.

5.2 Removal and Resignation. Any officer may be removed, either with or without cause, by the vote of the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal will be without prejudice to the contract rights, if any, of the person removed. Election or appointment of an officer or agent will not of itself create contract rights. An officer may resign at any time upon written notice to the Company.

5.3 Vacancies. Any vacancy occurring in any office of the Company may be filled by the Board of Directors,

5.4 Compensation. The compensation, if any, of officers and agents will be fixed from time to time by the Board of Directors.

5.5 President. Unless and to the extent that such powers and duties are expressly delegated to a Chairman of the Board by the Board of Directors, the President will be the chief executive officer of the Company and, subject to the supervision of the Board of Directors, will have general management and control of the business and property of the Company in the ordinary course of its business with all powers with respect to general management and control reasonably incident to such responsibilities, including the power to employ, discharge or suspend employees and agents, to fix the compensation of employees and agents, to suspend, with or without cause, any officer pending final action by the Board of Directors with respect to continued suspension, removal or reinstatement of such officer and to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

5.6 Vice Presidents. Each Vice President, if any, will have those powers and duties assigned to him by the Board of Directors, or delegated by the Chairman of the Board or the President. The Vice Presidents, in the order designated by the Board of Directors or, in the absence of such a designation, as determined by the length of time each has held the office of Vice President, will exercise the powers of the President during the President’s absence or inability to act.

5.7 Treasurer. The Treasurer will have the care and custody of all the Company funds and shall deposit them in such banks or other depositories as the Board of Directors or any officer(s), or any officer and agent jointly, duly authorized by the Board of Directors, direct or approve. Fie shall keep a full and accurate account of all monies received and paid on account of the Company and shall render a statement of his accounts whenever the Board of Directors so requires. Except as otherwise provided by the Board of Directors, he shall perform all other necessary acts and duties in connection with the administration of the Company’s financial affairs and generally perform all the duties usually appertaining to the office of the Treasurer. Whenever required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such securities as the Board of Directors may approve, In the absence of the Treasurer, the person designated by the Chairman of the Board, if any, or the President will perform his duties.

5.8 Secretary. Except as otherwise provided in these Bylaws, the Secretary shall keep the minutes of all meetings of the Board of Directors and of the Shareholders, or consents in lieu of such meetings in the Company’s minute books and shall cause notice of the meetings to be given when requested by any person authorized to call a meeting. The Secretary may sign with the Chairman of the Board or the President, in the name of the Company, all contracts of the Company and affix the Company seal thereto. The Secretary may sign with the Chairman of the Board or the President all Company Stock certificates, and he is in charge of the certificate books, share transfer records, stock ledgers and any other stock books and papers as the Board of Directors may direct, all of which shall, at all reasonable times, be open to Inspection by any director at the Company office during business hours. The Secretary, will in general, perform such other duties incident to the office of the Secretary, or as assigned by the Board of Directors or delegated by the Chairman of the Board or the President.

ARTICLE SIX

CERTIFICATES AND SHAREHOLDERS

6.1 Certificates for Shares. Certificates for shares of stock of the Company will be in the form approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificates may be a facsimile and may be sealed with the Company seal or a facsimile thereof. If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be an officer, transfer agent or registrar before the certificate is issued, the certificate may be issued by the Company with the same effect as if he were an officer, transfer agent or registrar at the date of issue. The certificates shall be consecutively numbered and entered in the Company books as they are issued and shall exhibit the holder’s name and the number of shares. The Board of Directors may provide by resolution(s) that some or all of any or all classes or series of its stock will be uncertificated shares. However, any such resolution will not apply to shares represented by a certificate until that certificate is surrendered to the Company. Notwithstanding the adoption of such a resolution, every holder of uncertificated shares is entitled, upon request, to have a certificate signed as prescribed above.

6.2 Consideration for Shares. The consideration for subscriptions to, or the purchase of shares of capital stock to be issued by the Company, shall be paid in the form and in the manner that the Board of Directors determines. In the absence of actual fraud in the transaction, the judgment of the Directors as to the value of such consideration will be conclusive. Capital stock so issued will be considered fully paid and nonassessable so long as the par value or stated value allocated to capital is paid in full by consideration in the form of cash, services rendered, personal or real property, leases of real property or a combination thereof. The balance or surplus in the subscription or purchase price of the stock, if the directors so determine, may be supplied by a binding obligation of the subscriber or purchaser to pay the balance of the price.

6.3 Replacement of Lost or Destroyed Certificates. The Board of Directors may issue a new certificate of stock or uncertificated shares in place of any certificate issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of the certificate or the issuance of new certificate or uncertificated shares.

6.4 Transfer of Shares. Upon surrender to the Company or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Company to issue a new certificate to the person entitled the new certificate, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares will be canceled and issuance of new equivalent uncertificated shares or certificated shares will be made to the person entitled thereto, and the transaction will be recorded upon the books of the Company.

6.5 Registered Shareholders. The Company will be entitled to treat the holder of record of any share(s) of stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to such share(s) on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

6.6 Regulations. The Board of Directors will have the power and authority to make all such rules and regulations as they deem expedient concerning the issue, transfer, registration or the replacement of certificates for shares of Company stock.

ARTICLE SEVEN

INDEMNIFICATION OF DIRECTORS AND OFFICERS

7.1 Right to Indemnification.

(a) The Company shall indemnify, to the fullest extent authorized by the Nevada Revised Statutes, as the same exists or may be amended in the future (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the law permitted the Company to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereafter, in this Article Seven, collectively referred to as a “Proceeding”) (other than an action by or in the right of the Company) , by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, will not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Company shall indemnify, to the fullest extent authorized by the Nevada Revised Statutes, as the same exists or may be amended In the future (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the said law permitted the Company to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to any Proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that no indemnification may be made in respect to any claim, issue, or matter as to which such person has been adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery or the court in which such Proceeding was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for those expenses which the Court of Chancery or other court may deem proper.

(c) The determination that indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct set forth in subparagraphs (a) and (b) above shall be made (1) in the case of a director, by independent legal counsel in a written opinion, or by the Shareholders, or (2) in the case of an officer, employee or agent, by the unanimous vote of all the directors who were not parties to such Proceeding, or, if there are no directors who were not parties to such Proceeding, or, even if there are such directors but all of the disinterested directors so direct, by independent legal counsel in a written opinion, or by the Shareholders.

7.2 Advancement of Expenses. The Company shall advance the expenses (including reasonable attorneys’ fees) incurred by an officer or director in any Proceeding prior to the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Company under Nevada Revised Statutes, as the same exists or may be amended in the future.

Expenses, including reasonable attorneys’ fees, incurred by other employees and agents may be paid upon those terms and conditions that the Board of Directors deems appropriate.

7.3 Nonexclusivity of Right to Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, the sections of this Article Seven are not to be deemed exclusive of any other rights to which those seeking indemnification or advance of expenses may be entitled under the Bylaws, any agreement or vote of Shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

7.4 Insurance. The Company will have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under this Article Seven or Nevada Revised Statutes or both.

7.5 Continued Rights. The indemnification and advancement of expenses provided by this Article Seven will, unless otherwise provided when authorized, continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of that person.

ARTICLE EIGHT

MISCELLANEOUS PROVISIONS

8.1 Dividends. Dividends upon the capital stock of the Company, subject to the provisions of the Certificate of Incorporation and applicable statutes, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, property or shares of the capital stock.

8.2 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends the sum(s) that the directors, in their absolute discretion, think proper as a reserve(s) to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company or for such other purpose as the directors may find conducive to the interests of the Company, and the directors may modify or abolish any reserve in the manner in which it was created.

8.3 Books and Records. The Company must keep correct and complete books and records of account and must keep minutes of the proceedings of its Shareholders and Board of Directors. The Company must keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares by the Company and a record of each transfer of those shares that have been presented to the Company for registration of transfer, giving the names and addresses of all past and current Shareholders and the number and class of the shares held by each.

8.4 Fiscal Year. The fiscal year of the Company will be fixed by the Board of Directors; provided, that if the fiscal year is not fixed by the Board of Directors and the selection of the fiscal year is not expressly deferred by the Board of Directors, the fiscal year will be the calendar year.

8.5 Seal. The seal of the Company will be in the form approved from time to time by the Board of Directors.

8.6 Securities of Other Corporations. The chief executive officer, or any other officers designated by the Board of Directors, will have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Company and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

8.7 Invalid Provisions. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, will remain valid and operative.

8.8 Attestation by the Secretary. With respect to any deed, deed of trust, mortgage or other instrument executed by the Company through its duly authorized officer(s), the attestation to such execution by the Secretary will not be necessary to constitute such deed, deed of trust, mortgage or other instrument a valid and binding obligation against the Company unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

8.9 Headings; Table of Contents. The headings and table of contents used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in the interpretation of these Bylaws,

8.10 References. In these Bylaws, whenever the singular number is used, the same includes the plural where appropriate, and words of any gender include each other gender where appropriate.

8.11 Amendments. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Shareholders or by unanimous vote of the Board of Directors when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the Shareholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws is contained in the notice of the special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of Shareholders to adopt new Bylaws or amend or repeal these Bylaws.